Exhibit 99.1
NEWS RELEASE

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. REPORTS RESULTS FOR THE SECOND QUARTER OF 2010
NASHVILLE, Tenn. (August 12, 2010) — O’Charley’s Inc. (Nasdaq: CHUX) today reported operating results for the 12-week period ended July 11, 2010, and filed its Form 10-Q for the second quarter of 2010.
Financial and Operating Highlights
•	Revenue for the second quarter of fiscal 2010 decreased by 5.9 percent to $194.1 million from $206.2 million in the second quarter of fiscal 2009. Second quarter same-store sales at O’Charley’s company-operated restaurants declined by 7.9 percent, on a 5.7 percent decline in guest counts and a 2.4 percent decline in average check. Same-store sales at Ninety Nine declined by 0.5 percent, as a 0.4 percent increase in guest counts was offset by a 0.9 percent decline in average check. Same store sales at Stoney River Legendary Steaks declined by 0.7 percent, as a 7.8 percent increase in guest counts was offset by an 8.0 percent decline in average check.

•	Restaurant-level margins, which the Company defines as restaurant sales less cost of food and beverage, payroll and benefits costs, and restaurant operating costs, decreased to 14.1 percent of restaurant sales from 16.4 percent in the prior year quarter, with year-over-year margin improvement at Stoney River offset by margin declines at O’Charley’s and Ninety Nine.

•	General and administrative expenses for the quarter were $10.2 million, or 5.3 percent of revenue, and included severance and other charges of $2.4 million, or 1.2 percent of revenues relating to organizational changes in the quarter. General and administrative expenses in the prior year quarter were $8.1 million, or 3.9 percent of revenues.

•	Including the severance charges, loss from operations in the quarter was $0.5 million, or 0.3 percent of revenues, compared to income from operations of $5.2 million, or 2.5 percent of

CHUX Reports Second Quarter Results for 2010

August 12, 2010
revenues in the prior year quarter. Results for the prior year quarter included impairment charges of $1.5 million. Adjusted EBITDA in the quarter was $12.4 million, or 6.4 percent of revenues, compared to $18.9 million, or 9.2 percent of revenues in the prior year quarter. Adjusted EBITDA is a non-GAAP supplemental financial measure that the Company believes may be useful for understanding its financial performance. A reconciliation of adjusted EBITDA to income from operations is provided later in this release.

•	Results for the quarter include interest expense of $2.9 million, and an income tax benefit of $0.9 million, resulting in a net loss attributable to common shareholders of $2.5 million, or $0.12 per diluted share. In comparison, net earnings available to common shareholders in the prior year quarter were $2.8 million, or $0.13 per diluted share.

•	Capital investment during the quarter was $4.7 million, compared to $4.5 million in the prior year quarter. At quarter end, the Company had a cash balance of $25.9 million, and had no drawings on its revolving line of credit.
          “Although the economic environment continues to be challenging for casual dining companies, two of our three concepts, Ninety Nine and Stoney River, experienced a positive shift in momentum in the second quarter,” said Philip J. Hickey, Jr., chairman of the board of directors and interim chief executive officer of O’Charley’s Inc. “Ninety Nine outperformed its relevant Knapp-Track averages in the quarter, and had its first quarter of positive guest count growth in more than four years. Our guests continue to respond favorably to our ‘Nine Real-Sized Entrees for $9.99’ offering, and we hope to continue this momentum at Ninety Nine in the second half of the year. It appears that the repositioning of the Stoney River concept continues to show progress. Same store sales were better than the trends of the past three years, guest counts have been positive in the high single digits for three consecutive quarters, and restaurant operating margin in the quarter improved by 530 basis points compared to the prior year quarter.
          “While we were disappointed with the second quarter financial performance of the O’Charley’s concept, we believe that enhanced focus on innovative food offerings, service improvements and value will lead to a shift in sales trends later this year. We believe that improving guest counts is the first step toward improving the sales and profitability of the concept. In this regard, we recently re-introduced ‘2 Meals for $14.99’ featuring our proven favorites combined with value-priced appetizer, beverage, and full-meal offerings. As we announced last week, David Head will be joining us soon as President and Chief Executive Officer and a member of our Board of Directors. I look forward to working closely with David to continue our pursuit of positive momentum.”
Outlook for the Third Quarter of 2010
          Given the current uncertainty in the general economic outlook and the outlook for consumer spending, the Company does not believe that it has sufficient visibility to offer a projection of its full-year 2010 financial performance. For the third quarter of 2010, the Company is forecasting total revenue of between $186 million and $192 million, and a loss from operations of between $1 million and $4 million. The Company projects adjusted EBITDA of between $7 million and $10 million in the third quarter, based upon estimated depreciation and amortization expense of approximately $10 million, and estimated stock compensation expense of approximately $1 million.

CHUX Reports Second Quarter Results for 2010

August 12, 2010
Investor Conference Call and Web Simulcast
          O’Charley’s Inc. will conduct a conference call on its 2010 second quarter results on August 12, 2010, at 11:00 a.m. Eastern. The number to call for this interactive teleconference is (877) 941-8631, and the confirmation passcode is 4343186. Please dial in 10 minutes prior to the beginning of the call. A replay of the conference call will be available through August 26, 2010, by dialing (800) 406-7325 and entering passcode 4343186.
          The live broadcast of O’Charley’s conference call will be available online:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=3270686
          If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and be available through August 26, 2010.
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 367 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 243 restaurants in 19 states in the Southeast and Midwest, including 234 company-operated O’Charley’s restaurants, and 9 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company operates Ninety Nine restaurants in 113 locations throughout New England and the Mid-Atlantic states. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 11 Stoney River Legendary Steaks restaurants in six states in the East, Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “forecast,” “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the continued deterioration in the United States economy and the related adverse effect on our sales of decreases in consumer spending; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to maintain or increase operating margins and same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results; the effect of increased competition; the Company’s ability to sell closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially

CHUX Reports Second Quarter Results for 2010

August 12, 2010
from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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CHUX Reports Second Quarter Results for 2010

August 12, 2010
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended July 11, 2010 and July 12, 2009
All percentages shown as a percentage of total revenue unless indicated otherwise

	2010		2009
	(in thousands, except per share data)
Revenues:
Restaurant sales	$193,848	99.9%	$206,028	99.9%
Franchise and other revenue	239	0.1%	189	0.1%

	194,087	100.0%	206,217	100.0%
Costs and Expenses:
Cost of food and beverage	57,595	29.7%	59,796	29.0%
Payroll and benefits	68,531	35.4%	72,480	35.2%
Restaurant operating costs	40,313	20.8%	39,949	19.4%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	166,439	85.9%	172,225	83.6%

Advertising and marketing expenses	7,922	4.1%	8,107	3.9%
General and administrative expenses	10,190	5.3%	8,075	3.9%
Depreciation and amortization	9,942	5.1%	10,956	5.3%
Impairment and disposal charges, net	126	0.1%	1,543	0.7%
Pre-opening costs	0	0.0%	80	0.0%

	194,619	100.3%	200,986	97.5%

(Loss) Income from Operations	(532)	-0.3%	5,231	2.5%

Other Expense:
Interest expense, net	2,874	1.5%	2,741	1.3%
Other, net	(1)	0.0%	(82)	0.0%

	2,873	1.5%	2,659	1.3%

(Loss) Earnings before Income Taxes	(3,405)	-1.8%	2,572	1.2%

Income Tax Benefit	(882)	-0.5%	(322)	-0.2%

Net (Loss) Earnings	$(2,523)	-1.3%	$2,894	1.4%

Net (Loss) Attributable/Earnings Available to Common Shareholders	$(2,523)	-1.3%	$2,822	1.4%

Basic (loss) earnings per common share:
Net (Loss)/Earnings	$(0.12)		$0.14

Weighted Average Common Shares Outstanding	21,230		20,883

Diluted (loss) earnings per common share:
Net (Loss)/Earnings	$(0.12)		$0.13

Weighted Average Common Shares Outstanding	21,230		21,378

(1)	Percentages calculated as a percentage of restaurant sales.
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CHUX Reports Second Quarter Results for 2010

August 12, 2010
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
28 Weeks Ended July 11, 2010 and July 12, 2009
All percentages shown as a percentage of total revenue unless indicated otherwise

	2010		2009
	(in thousands, except per share data)
Revenues:
Restaurant sales	$465,001	99.9%	$497,392	99.9%
Franchise and other revenue	572	0.1%	483	0.1%

	465,573	100.0%	497,875	100.0%

Costs and Expenses:
Cost of food and beverage	137,149	29.5%	144,820	29.1%
Payroll and benefits	163,289	35.1%	171,803	34.5%
Restaurant operating costs	95,140	20.5%	96,537	19.4%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	395,578	85.1%	413,160	83.1%

Advertising and marketing expenses	19,689	4.2%	18,558	3.7%
General and administrative expenses	21,139	4.5%	20,783	4.2%
Depreciation and amortization	23,566	5.1%	25,978	5.2%
Impairment and disposal charges, net	5,678	1.2%	1,836	0.4%
Pre-opening costs	7	0.0%	345	0.1%

	465,657	100.0%	480,660	96.5%

(Loss) Income from Operations	(84)	0.0%	17,215	3.5%

Other Expense (Income):
Interest expense, net	6,918	1.5%	6,784	1.4%
Other, net	1	0.0%	(72)	0.0%

	6,919	1.5%	6,712	1.3%

(Loss) Income before Income Taxes	(7,003)	-1.5%	10,503	2.1%

Income Tax (Benefit) Expense	(135)	0.0%	468	0.1%

Net (Loss) Earnings	$(6,868)	-1.5%	$10,035	2.0%

Net (Loss) Attributable/Earnings Available to Common Shareholders	$(6,868)	-1.5%	$9,746	2.0%

Basic (loss) earnings per common share:
Net (Loss)/Earnings	$(0.32)		$0.47

Weighted Average Common Shares Outstanding	21,136		20,721

Diluted (loss) earnings per common share:
Net (Loss)/Earnings	$(0.32)		$0.47

Weighted Average Common Shares Outstanding	21,136		20,933

(1)	Percentages calculated as a percentage of restaurant sales
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CHUX Reports Second Quarter Results for 2010

August 12, 2010
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At July 11, 2010 and December 27, 2009

	2010	2009
	(in thousands)
Cash	$25,855	$21,880
Other current assets	31,337	34,174
Property and equipment, net	345,557	366,850
Trade names and other intangible assets	25,946	25,946
Other assets	13,844	13,405

Total assets	$442,539	$462,255

Current portion of long-term debt and capital leases	$1,996	$1,979
Other current liabilities	68,557	71,019
Long-term debt, net of current portion	117,548	128,121
Capitalized lease obligations	820	1,798
Other liabilities	49,012	50,219
Shareholders’ equity	204,606	209,119

Total liabilities and shareholders’ equity	$442,539	$462,255

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CHUX Reports Second Quarter Results for 2010

August 12, 2010
O’Charley’s Inc. and Subsidiaries
Financial and Other Information (unaudited)
12 and 28 Weeks Ended July 11, 2010 and July 12, 2009
All percentages shown as percentage of restaurant sales

		Quarter		Year to Date
		2010	2009	2010	2009
O’Charley’s Concept: (1)
Number of restaurants open	(1)	234	233	234	233
Average check per guest	(1)	$12.68	$12.98	$12.54	$13.10
Average weekly sales per restaurant	(1)	$43,640	$47,284	$45,424	$48,898

Restaurant sales (millions)		$122.3	$133.6	$297.6	$322.2

Costs and expenses:
Cost of food and beverage		29.5%	28.8%	29.4%	28.9%
Payroll and benefits		35.5%	35.0%	34.9%	34.2%
Restaurant operating costs (2)		20.4%	19.0%	19.8%	18.5%

Cost of restaurant sales		85.4%	82.8%	84.1%	81.6%

Ninety Nine Concept:
Number of restaurants open at quarter end		113	116	113	116
Average check per guest		$14.49	$14.61	$14.55	$14.80
Average weekly sales per restaurant		$47,355	$47,016	$47,077	$48,438

Restaurant sales (millions)		$64.2	$65.4	$149.5	$157.2

Costs and expenses:
Cost of food and beverage		29.4%	28.6%	28.9%	28.7%
Payroll and benefits		36.0%	35.9%	36.5%	35.7%
Restaurant operating costs (2)		21.4%	20.0%	21.9%	20.9%

Cost of restaurant sales		86.8%	84.5%	87.3%	85.3%

Stoney River Concept:
Number of restaurants open at quarter end		11	10	11	10
Average check per guest		$36.13	$40.19	$36.94	$42.98
Average weekly sales per restaurant		$55,720	$55,174	$58,162	$59,549

Restaurant sales (millions)		$7.4	$7.0	$17.9	$18.0

Costs and expenses:
Cost of food and beverage		36.3%	36.6%	35.7%	36.8%
Payroll and benefits		27.3%	31.5%	26.6%	30.0%
Restaurant operating costs (2)		21.0%	21.8%	20.6%	21.8%

Cost of restaurant sales		84.6%	89.9%	82.9%	88.6%

(1)	Excludes franchised restaurants and 2009 excludes restaurants operated by joint venture partners.

(2)	Includes rent: 100% of the Ninety Nine restaurant locations are leased (land or land and building) as compared to 58% for O’Charley’s and 73% for Stoney River.
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CHUX Reports Second Quarter Results for 2010

August 12, 2010
O’Charley’s Inc. and Subsidiaries
Calculation of Adjusted EBITDA (unaudited) (1)
A Non-GAAP Financial Measure
12 and 28 Weeks Ended July 11, 2010 and July 12, 2009

	Quarter		Year to Date
	2010	2009	2010	2009
(Loss) Income from Operations	$(532)	$5,231	$(84)	$17,215
Add:
Depreciation and amortization	9,942	10,956	23,566	25,978
Impairment and disposal charges, net (2)	126	1,543	5,678	1,836
Stock-based compensation expense (3)	777	1,033	2,211	2,371
Severance, recruiting and relocation expense (4)	2,395	25	2,395	290
Changes in deferred compensation balances (5)	(280)	125	—	39

Adjusted EBITDA	$12,428	$18,913	$33,766	$47,729

Notes:

(1)	We present Adjusted EBITDA as a supplemental measure which we believe is indicative of our ongoing performance. We define Adjusted EBITDA as (Loss) Income from Operations plus (i) depreciation and amortization, (ii) impairment and disposal charges, net, (iii) stock-based compensation expense, (iv) severance, recruiting and relocation costs for management changes and (v) changes in deferred compensation balances. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Also, our credit agreement uses measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

(2)	Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Charges include the non-cash write-down of assets to their estimated recovery value as well as certain cash expenses related to the holding and disposition of assets no longer in service and, in fiscal 2009, various costs associated with restructuring our supply chain.

(3)	Includes charges relating to the discount on the Company’s Employee Stock Purchase Plan and stock- based compensation plans.

(4)	Cash and non-cash charges relating to significant organization changes. Charges in the 12 and 28 weeks ended July 11, 2010, relate primarily to the severance associated with the resignation of the Company’s former CEO and other operational changes. Charges in the 28 weeks ended July 12, 2009 related primarily to the retirement of the Company’s former CEO and the recruitment of a new CEO. These charges are reflected in general and administrative expenses in our unaudited consolidated statements of operations.

(5)	The Company sponsors a deferred compensation plan for certain management employees, which is fully funded with a “Rabbi Trust.” Changes in the value of the employee’s self-directed balances are reported in compensation expense, with an offsetting amount in interest expense, net.
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